UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant X
Filed by a Party other than the Registrant __

Check the appropriate box:
__ Preliminary Proxy Statement
__ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 X Definitive Proxy Statement
__ Definitive Additional Materials
__ Soliciting Material Pursuant to § 240.14a-12

Trimble Navigation Limited
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

X No fee required.
__ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
_______________________________________________________________

(2) Aggregate number of securities to which transaction applies:
_______________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:
________________________________________________________________

(5)  Total fee paid:
________________________________________________________________

__ Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
______________________________________________________________

(2) Form, Schedule, or Registration Statement No.:
______________________________________________________________

(3) Filing Party:
______________________________________________________________

(4) Date Filed:
______________________________________________________________

TRIMBLE NAVIGATION LIMITED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 17, 2007

To The Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Trimble Navigation Limited (the “Company”) will be held at the Hyatt Regency Hotel, located at 5101 Great America Parkway, in Santa Clara, California 95054, on Thursday, May 17, 2007, at 6:00 p.m. local time, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year ending December 28, 2007.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 19, 2007, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed Proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Alternatively, you may also vote via the Internet or by telephone in accordance with the detailed instructions on your Proxy card. Any shareholder attending the meeting may vote in person even if such shareholder previously returned a Proxy.

For the Board of Directors
TRIMBLE NAVIGATION LIMITED

Robert S. Cooper
Chairman of the Board
Sunnyvale, California
April 6, 2007

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED OR VOTE VIA THE INTERNET OR BY TELEPHONE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

TRIMBLE NAVIGATION LIMITED
_______________

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS

May 17, 2007

The enclosed Proxy is solicited on behalf of the Board of Directors of Trimble Navigation Limited, a California corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (“Annual Meeting”), to be held at the Hyatt Regency Hotel, located at 5101 Great America Parkway, in Santa Clara, California 95054, on Thursday, May 17, 2007, at 6:00 p.m. local time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

The Company’s principal executive offices are located at 935 Stewart Drive, Sunnyvale, California 94085. The telephone number at that address is (408) 481-8000.

These proxy solicitation materials are to be mailed on or about April 6, 2007, to all shareholders entitled to vote at the Annual Meeting. A copy of the Company’s Annual Report for the last fiscal year ended December 29, 2006, accompanies this Proxy Statement but does not form any part of the proxy solicitation materials. A copy of the Annual Report on Form 10-K may be obtained by sending a written request to the Company’s Investor Relations Department at 935 Stewart Drive, Sunnyvale, California, 94085. A full copy of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (“SEC”) for the fiscal year ended December 29, 2006, is available via the Internet at the SEC’s EDGAR web site at http://www.sec.gov/edgar.shtml. In addition, a copy of the Company’s Annual Report on Form 10-K is also available via the Internet at the Company’s web site at http://www.trimble.com.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

Shareholders of record at the close of business on March 19, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 118,770,348 shares of common stock, (as adjusted for the two-for-one stock split paid on February 22, 2007), without par value (“Common Stock”).

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date (including a proxy by telephone or over the Internet) or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting

Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. An automated system administered by the Company’s agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting at the Annual Meeting and the presence or absence of a quorum. The required quorum is a majority of the shares outstanding on the Record Date. Abstentions are counted as votes against proposals presented to the shareholders in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Voting via the Internet or by Telephone

In addition to completing the enclosed proxy card and submitting it by mail, shareholders may also vote by submitting proxies electronically either via the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether shares are registered in the Company's stock records directly in a shareholder's name or whether shares are held in the name of a brokerage firm or bank. Detailed electronic voting instructions can be found on the individual Proxy card mailed to each shareholder.

In order to allow individual shareholders to vote their shares and to confirm that their instructions have been properly recorded, the Internet and telephone voting procedures have been designed to authenticate each shareholder's identity. Shareholders voting via the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne solely by the individual shareholder.

Voting in Person

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., Inc., you are considered to be the registered shareholder with respect to those shares. Proxy materials for registered shareholders are mailed directly to you by our mailing agent, ADP Investor Communications Services. Registered shareholders have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee, you are considered to be a beneficial shareholder of those shares. Proxy materials for beneficial shareholders are forwarded to you together with a voting instruction card. In order to vote in person at the annual meeting, beneficial shareholders must obtain a “legal proxy” from the broker, trustee or nominee that holds their shares. Without a legal proxy, beneficial owners will not be allowed to vote in person at the Annual Meeting of Shareholders.

Solicitation of Proxies

The entire cost of this proxy solicitation will be borne by the Company. The Company has retained the services of Morrow & Co. to solicit proxies, for which services the Company has agreed to pay approximately $8,000. In addition, the Company will also reimburse certain out-of-pocket expenses in connection with such proxy solicitation. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

Deadline for Receipt of Shareholder Proposals for 2008 Annual Meeting

Shareholders are entitled to present proposals for actions at forthcoming shareholder meetings of the Company if they comply with the requirements of the appropriate proxy rules and regulations promulgated by the Securities and Exchange Commission. Proposals of shareholders which are intended to be considered for inclusion in the Company’s proxy statement and form of proxy related to the Company’s 2008 Annual Meeting of Shareholders must be received by the Company at its principal executive offices (Attn: Corporate Secretary—Shareholder Proposals, Trimble Navigation Limited at 935 Stewart Drive, Sunnyvale, California 94085) no later than December 8, 2007. Shareholders interested in submitting such a proposal are advised to retain knowledgeable legal counsel with regard to the detailed requirements of the applicable securities laws. The timely submission of a shareholder proposal to the Company does not guarantee that it will be included in the Company’s applicable proxy statement.

If the Company is not notified at its principal executive offices of a shareholder proposal at least 45 days prior to the one year anniversary of the mailing of this Proxy Statement, then the proxy holders for the Company’s 2008 Annual Meeting of Shareholders will have the discretionary authority to vote against any such shareholder proposal if it is properly raised at such annual meeting, even though such shareholder proposal is not discussed in the Company’s proxy statement related to that shareholder meeting.

The Proxy card attached or enclosed with this Proxy Statement, to be used in connection with the Company’s 2007 Annual Meeting, grants the proxy holder discretionary authority to vote on any matter otherwise properly raised at such Annual Meeting. The Company presently intends to use a similar form of proxy card for next year’s 2008 Annual Meeting of Shareholders.

************************************

ITEM I
ELECTION OF DIRECTORS

Nominees

A board of seven directors is to be elected at the Annual Meeting. The Board of Directors of the Company has authorized the nomination at the Annual Meeting of the persons named below as candidates. All nominees currently serve on the Board of Directors. The Board waived the recommended retirement age for re-election as a Director with respect to Drs. Cooper and Parkinson because of each of their unique qualifications and abilities to continue to serve the Company. Each of the Directors, except for Mr. Berglund, are independent directors as defined by Rule 4200(a)(15) of the Nasdaq Stock Market (“Nasdaq”) listing standards.

The names of the nominees and certain information about them, as of the Record Date, are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Steven W. Berglund	55	President and Chief Executive Officer of the Company	1999
Robert S. Cooper (1) (3)	74	Aerospace Business Consultant	1989
John B. Goodrich (1) (3) (4)	65	Executive Chairman, MaxSP Corporation	1981
William Hart (2) (3) (4)	66	Venture Capital Investor and Business Consultant	1984
Ulf J. Johansson (2) (4)	61	Director, Telefon AB LM Ericsson	1999
Bradford W. Parkinson (2)	72	Professor (Emeritus), Stanford University	1984
Nickolas W. Vande Steeg (1)	64	Chief Operating Officer, Parker Hannifin Corporation	2003

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Governance Committee
(4)	Member of the Finance Committee

Steven W. Berglund joined Trimble as president and chief executive officer in March 1999. Prior to joining Trimble, Mr. Berglund was president of Spectra Precision, a group within Spectra Physics AB, and a pioneer in the development of laser systems. Prior to that, he spent 14 years at Spectra Physics in a variety of senior leadership positions. Mr. Berglund spent a number of years at Varian Associates in Palo Alto, where he held a variety of planning and manufacturing roles. Mr. Berglund began his career as a process engineer at Eastman Kodak in Rochester, New York. He attended the University of Oslo and the University of Minnesota where he received a B.S. in chemical engineering. He later received his M.B.A. from the University of Rochester in New York.

Robert S. Cooper was appointed Chairman of the Company’s Board of Directors in September 1998. Dr. Cooper has served as a Director of the Company since December 1989. Dr. Cooper currently serves as a business consultant for the Aerospace Electronics Division of L-3 Communications. From 2000 until his retirement in 2004, Dr. Cooper was President of the Aerospace Electronics Division of the Titan Corporation, an aerospace company. From 1985 to 2000, Dr. Cooper was president, chief executive officer, and chairman of the board of directors of Atlantic Aerospace Electronics Corporation, an aerospace company, until the company was acquired by Titan Corporation. Dr. Cooper also serves on the board of directors of BAE Systems North America. From 1981 to 1985, he was Assistant Secretary of Defense for Research and Technology and simultaneously held the position of Director for the Defense Advanced Research Projects Agency (DARPA). Dr. Cooper received a B.S. degree in Electrical Engineering from State University of Iowa in 1954, a M.S. degree in Electrical Engineering from Ohio State University in 1958, and a Doctor of Science degree in Electrical Engineering from the Massachusetts Institute of Technology in 1963.

John B. Goodrich has served as a Director of the Company since January 1981. Since October 2005, Mr. Goodrich has served as the Executive Chairman of MaxSP Corporation, an information technology services company. Prior to joining MaxSP Corporation, Mr. Goodrich was a business consultant. Mr. Goodrich retired from the law firm of Wilson Sonsini Goodrich & Rosati, where he practiced from 1970 until 2002. Mr. Goodrich currently serves on the board of directors of Tessera Technology, Inc., a developer of semiconductor packaging technology and on the boards of several privately held corporations in high technology businesses. Mr. Goodrich received a B.A. degree from Stanford University in 1963, a J.D. from the University of Southern California in 1966, and an L.L.M. in Taxation from New York University in 1970.

William Hart has served as a Director of the Company since December 1984. Mr. Hart is an advisor to early-stage technology and financial services companies. Mr. Hart retired from Technology Partners, a Silicon Valley venture capital firm, in 2001. As the founder and Managing Partner of Technology Partners, he led the firm for 21 years. Mr. Hart was previously a senior officer and director of Cresap, McCormick and Paget, management consultants, and held positions in field marketing and manufacturing planning with IBM Corporation. Mr. Hart has served on the boards of directors of numerous public and privately held technology companies. Mr. Hart received a Bachelor of Management Engineering degree from Rensselaer Polytechnic Institute in 1965 and an M.B.A. from the Amos Tuck School of Business at Dartmouth College in 1967.

Ulf J. Johansson, Ph.D., has served as a Director of the Company since December 1999. Dr. Johansson is a Swedish national with a distinguished career in communications technology. Dr. Johansson was appointed to the board of directors of Telefon AB LM Ericsson in April 2005. Dr. Johansson currently serves as chairman of Acando AB, a management and IT consultancy company.  From 1990 to 2005, Dr. Johansson served as chairman of Europolitan Vodafone AB, a GSM mobile telephone operator in Sweden. From 1998 to 2005, Dr. Johansson served on the board of directors of Novo Nordisk A/S, a Danish pharmaceutical/life science company, and in 2005, he became chairman of its majority owners, the Novo Nordisk Foundation and Novo A/S. Dr. Johansson also currently serves on the boards of directors of several privately held companies. During 1998-2003 Dr. Johansson served as chairman of the University Board of Royal Institute of Technology in Stockholm and formerly also served as president and chief executive officer of Spectra-Physics AB, and executive vice president at Ericsson Radio Systems AB. Dr. Johansson received a Master of Science in Electrical Engineering, and a Doctor of Technology (Communication Theory) from the Royal Institute of Technology in Sweden.

Bradford W. Parkinson has served as a Director of the Company since 1984. Currently, Dr. Parkinson is the Edward C. Wells Endowed Chair professor (emeritus) at Stanford University and has been a Professor of Aeronautics and Astronautics at Stanford University since 1984. Dr. Parkinson has also directed the Gravity Probe-B spacecraft development project at Stanford University, sponsored by NASA, and has been program manager for several Federal Aviation Administration sponsored research projects on the use of Global Positioning Systems for navigation. While on a leave of absence from Stanford University, Dr. Parkinson served as the Company’s President and Chief Executive Officer from August 1998 through March 1999, while the Company searched for a Chief Executive Officer. From 1980 to 1984 he was group vice president and general manager for Intermetrics, Inc. where he directed five divisions. In 1979, Dr. Parkinson served as group vice president for Rockwell International directing business development and advanced engineering. In 2003, he was awarded the Draper Prize by the National Academy of Engineering for the development of GPS. Dr. Parkinson received a B.S. degree from the U.S. Naval Academy in 1957, an M.S. degree in Aeronautics/Astronautics Engineering from Massachusetts Institute of Technology in 1961 and a Ph.D. in Astronautics Engineering from Stanford University in 1966.

Nickolas W. Vande Steeg joined the Company’s Board of Directors in July 2003. Mr. Vande Steeg is chief operating officer of Parker Hannifin Corporation and has been with the company since 1971. Parker Hannifin is a diversified manufacturer of motion and control technologies and systems solutions for a wide variety of commercial, mobile, industrial and aerospace markets. Currently, he is overseeing all industrial groups; Hydraulics, Fluid Connectors and Automation, Seal Filtration, Instrumentation and Climate Controls, two regional groups; Asia Pacific and Latin America, as well as the “lean organization” element of Parker Hannifin’s WIN Strategy, which is focused on premier customer service, financial performance and profitable growth. Mr. Vande Steeg currently serves on the board directors of Azusa Pacific University. Mr. Vande Steeg began his career at John Deere Corporation serving as an Industrial Engineer and Industrial Relations Manager from 1965 to 1970. Mr. Vande Steeg received his B.S. in Industrial Technology from the University of California, Irvine in 1968 and an M.B.A. from Pepperdine University in Malibu, California in 1985.

Vote Required

The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors. Every shareholder voting for the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder as of the Record Date, or distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder’s votes.

Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted solely for purposes of determining whether a quorum is present at the Annual Meeting. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner.

Unless otherwise directed, the proxy holders will vote the proxies received by them for the seven nominees named above. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed above as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. As of the date of this Proxy Statement, the Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR the election of the above-named persons to the Board of Directors of the Company.

************************************

ITEM II
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent auditors, to audit the financial statements of the Company for the current fiscal year ending December 28, 2007. Ernst & Young has been the Company’s independent auditor since 1986. The Company expects that a representative of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

Fees Paid to Ernst & Young LLP

Audit Fees and Non-Audit Fees:

The following table presents fees billed by Ernst & Young for professional audit services rendered for the audit of the Company’s annual financial statements for the years ended December 30, 2005 and December 29, 2006, and fees billed by Ernst & Young for other services rendered during those periods.

Category	Year Ended December 30, 2005	Year Ended December 29, 2006
Audit Fees	$ 2,166,267	$ 2,798,896
Audit-Related Fees	$ 0	$ 0
Tax Fees
Tax Compliance	$ 178,041	$ 173,154
Tax Planning & Tax Advice	$ 512,069	$ 681,820
Total Tax Fees	$ 690,110	$ 854,974
All Other Fees	None	None

Audit Committee Pre-Approval of Policies and Procedures

The Audit Committee is responsible for appointing, setting compensations, and overseeing the work of the independent auditor. The Audit Committee has established a pre-approval procedure for all audit and permissible non-audit services to be performed by Ernst & Young. The pre-approval policy requires that requests for services by the independent auditor be submitted to the Company’s Chief Financial Officer (CFO) for review and approval. Any requests that are approved by the CFO are then aggregated and submitted to the Audit Committee for approval of services at a meeting of the Audit Committee. Requests may be made with respect to either specific services or a type of service for predictable or recurring services. All permissible non-audit services performed by Ernst & Young were approved by the Audit Committee.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining Ernst & Young’s independence.

Vote Required

Ratification of the appointment of Ernst & Young as the Company’s independent auditors for the current fiscal year ending December 28, 2007, will require the affirmative vote of the holders of a majority of the shares present and voting at the Annual Meeting either in person or by proxy. In the event that such ratification by the shareholders is not obtained, the Audit Committee and the Board of Directors will reconsider such selection.

Recommendation of the Board of Directors

The Company's Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for the current fiscal year ending December 28, 2007.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held 14 meetings during the fiscal year ended December 29, 2006. No director attended fewer than 75% of the aggregate of all the meetings of the Board of Directors and the meetings of the committees, if any, upon which such director also served during the fiscal year ended December 29, 2006. It is the Company’s policy to encourage directors to attend the Company’s Annual Meeting of Shareholders. Six out of seven members of the Board of Directors attended the 2006 Annual Meeting.

Shareholder Communications with Directors

The Board of Directors has established a process to receive communications from shareholders. Shareholders of the Company may communicate with one or more of the Company’s Directors (including any board committee or group of directors) by mail in care of Board of Directors, Trimble Navigation Limited, 935 Stewart Drive, Sunnyvale, California 94085. Such communications should specify the intended recipient or recipients.

Audit Committee

The Board of Directors has a separately-designated, standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is governed by a charter, a current copy of which is available on our corporate website at www.trimble.com. The current members of the Audit Committee are directors Hart, Johansson and Parkinson, and director Johansson currently serves as the committee chairman. The Audit Committee held seven meetings during the 2006 fiscal year. The purpose of the Audit Committee is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information as the committee may deem necessary to make the Board of Directors aware of significant financial matters which require the Board’s attention.

All Audit Committee members are independent directors as defined by applicable Nasdaq Marketplace Rules and listing standards.

All members of the Audit Committee are financially sophisticated and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board of Directors has determined that Director Hart is a “financial expert” as that term is defined in the rules promulgated by the Securities and Exchange Commission, serving on the Audit Committee. In addition to serving as CEO and CFO of a venture capital firm, Director Hart has reviewed and analyzed numerous companies’ financial statements in managing venture capital investment funds for more than 20 years. During his career he has served on the board of directors of numerous public and privately held companies.

Compensation Committee

The Board of Directors has a standing Compensation Committee, comprised of directors Cooper, Goodrich and Vande Steeg. Director Goodrich currently serves as the committee chairman. The Compensation Committee is governed by a charter, a current copy of which is available on our corporate website at www.trimble.com. The Compensation Committee met two times during the 2006 fiscal year. The purpose of the Compensation Committee is to review and make recommendations to the full Board of Directors with respect to all forms of compensation to be paid or provided to the Company’s executive officers. “See Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The Company has a standing Nominating and Corporate Governance Committee (the “Nominating/Governance Committee”). The functions of the Nominating/Governance Committee include the following:

•	identifying and recommending to the Board individuals qualified to serve as directors of the Company;
•	recommending to the Board directors to serve on committees of the Board;
•	advising the Board with respect to matters of Board composition and procedures;
•	developing and periodically reviewing the corporate governance principles adopted by the Board; and
•	overseeing the evaluation of the Board and the Company’s management.

The Nominating/Governance Committee is governed by a charter, a current copy of which is available on our corporate website at www.trimble.com. The current members of the Nominating/Governance Committee are director Cooper, who serves as the chairman, director Goodrich, and director Hart, each of whom is an independent director under the Nasdaq listing standards. The Nominating/Governance Committee met once during the 2006 fiscal year.

The Nominating/Governance Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating/Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating/Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	The name of the shareholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•
The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Nominating/Governance Committee and nominated by the Board.

The shareholder recommendation and information described above must be sent to the Committee Chairman in care of the Corporate Secretary at Trimble Navigation Limited, 935 Stewart Drive, Sunnyvale, California 94085 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent proxy statement issued in connection with the Annual Meeting of Shareholders.

The Nominating/Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating/Governance Committee will examine a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

The Nominating/Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board. The Nominating/Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates and pay any corresponding fees for such services. As described above, the Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating/Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating/Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating/Governance Committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

Finance Committee

The Board of Directors formed a Finance Committee in October 2001 for the purpose of assisting the Board of Directors and the management of the Company with certain matters involving the financing of the Company’s business but not with respect to matters relating to budgeting or to financial or managerial accounting decisions for the Company. The current members of the Finance Committee are directors Goodrich, Hart and Johansson, and director Hart currently serves as the committee chairman. The Finance Committee did not meet during the 2006 fiscal year.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors (the “Compensation Committee”) establishes the general compensation practices of the Company, including the compensation plans and specific compensation levels for executive officers of the Company. The Compensation Committee believes that it is important to involve the full Board of Directors in the analysis of compensation for executive officers, and frequently consults with members of management and other members of the Board. They also engage in discussion of compensation matters during board meetings.

Compensation Objectives and Elements

The objectives of the Company’s compensation practices are to establish compensation that is competitive in the market, reward performance, and maintain internal equity among similar positions. The Company’s practices are designed to reward individual and team performance, and attract and retain talented employees. Base salary, cash bonuses, stock options and stock awards currently comprise the major elements of the Company’s compensation programs. Base salary guidelines have been established and may be revised periodically based upon local market conditions, the economic climate, and compensation surveys. Merit increases, if any, for all employees and executive officers, including named executive officers of the Company are based upon the following criteria: the individual employee’s performance for the year as judged against his/her job goals and responsibilities, the individual employee’s salary relating to such employee’s individual skill set and performance, as compared to other employees in the same or similar positions, the individual employee’s ranking in the salary grade, the employee’s salary relative to market data for the position and the Company’s fiscal budget, including any associated restrictions.

In general, the Company reviews the compensation of all employees and executive officers of the Company, other than the Chief Executive Officer, as part of a single worldwide program (exclusive of geographic sites where work collectives or unions govern this activity). This single review plan was adopted to provide a common, annual review date for all employees and executive officers. The annual review for fiscal year 2007 is set for April, 2007.

Executive Officers including Named Executive Officers

The Compensation Committee follows the policies described above with respect to the overall compensation of executive officers, including named executive officers, of the Company. A portion of each compensation package is established as base salary, and the balance is variable, consisting of an annual cash bonus, stock option grants and/or restricted stock awards. Using salary survey data supplied by outside consultants and other publicly available data, such as proxy data from peer companies, the Compensation Committee establishes base salaries for each executive within a range of salaries of similarly situated executive officers at comparable companies. In addition, the base salaries of executive officers may be adjusted by the Compensation Committee after consideration of factors such as the relative performance of the Company, the performance of the business unit or function for which the executive is responsible, and the individual’s past performance and future potential.

Chief Executive Officer

The Compensation Committee believes that the compensation of the Chief Executive Officer should be primarily influenced by the overall financial performance and share price performance of the Company. The Compensation Committee also believes that the compensation of the Chief Executive Officer should be established within a range of compensation provided to similarly situated chief executive officers of comparable companies in the high technology and related industries in accordance with data obtained by the Compensation Committee from members of management, independent outside consultants and publicly available data, such as proxy data from peer companies, as adjusted by the Compensation Committee’s consideration of the particular factors influencing the Company’s performance and current situation. A portion of the Chief Executive Officer’s compensation package is established as base salary and the balance is variable and consists of an annual cash bonus and/or stock option and restricted stock grants.

Within these established ranges and guidelines, and taking into account the Company’s historical performance compared to peer companies, the Compensation Committee and Board of Directors also carefully considered the current risks and challenges facing the Company as well as the individual qualifications, skills and past performance of Mr. Berglund when determining his current compensation package. Based on these considerations, the Board of Directors approved an annual base salary of $600,000 for Mr. Berglund effective April 1, 2006. See also “Post-Employment Compensation and Potential Payments Upon Termination or Change-in-Control.”

Cash Bonus Program

The Company’s cash bonus programs are designed to reward employees for their performance. The Board of Directors has established a profit sharing plan for employees, in which executive officers and certain other employees may not participate. However, senior-level managers, executives, including named executive officers, of the Company and certain other individual contributors participate, upon approval by the Chief Executive Officer, or by the Board with respect to the Chief Executive Officer, in the Company’s Management Incentive Plan (“MIP”). The MIP provides for an annual cash bonus, based upon an eligible percentage of each executive’s base salary within a range of target incentives. Payments earned under the MIP depend upon the Company’s quarterly and annual operating income, with minimum thresholds for revenue and operating income as a percentage of revenue. Target payouts, ranging from 10% to 50% of the annual base salary for each participant, including the named executive officers, are recommended by the Chief Executive Officer of the Company and approved by the Board of Directors. Target payouts for the Company’s Chief Executive Officer range from 10% to 70% of his annual base salary, and are approved by the disinterested members of the Board of Directors. Payments under the MIP may range from zero to three times each participant’s target, based upon achievement of fiscal year planned operating income of a combination of division and/or Company performance. Since the performance targets are dependent upon the Company’s annual and quarterly operating income, the likelihood that a participant will achieve his or her target is difficult to calculate in advance. Payments are made on a quarterly basis; up to 10% of target each quarter and the remainder after the close of the fiscal year. The Board of Directors established a 70% target for the Chief Executive Officer and a 50% target for each of the named executive officers for the 2006 fiscal year. The Compensation Committee adopted a similar cash bonus plan for the 2007 fiscal year.

Stock Options and Restricted Stock Awards

The Compensation Committee and the Board of Directors view stock options and other stock awards as an important component of the Company’s long-term, performance-based compensation program. The value of a stock option bears a direct relationship to the Company’s stock price, and therefore, stock options are an incentive for executives, managers and other employees to create value for shareholders. Stock options also help the Company retain qualified employees in a competitive market. The Compensation Committee may also grant awards of restricted stock and views these awards as a potential reward and incentive to be granted only under special circumstances.

The size of option grants, if any, to senior executive officers, including named executive officers, is determined by the Compensation Committee’s evaluation of each executive’s ability to influence the Company’s long-term growth and profitability. The Company also has a process in place with respect to option grants for new employees under the Company’s option plans in order to ensure consistency among grants and competitiveness in the marketplace. Generally, options to newly hired employees are granted with an exercise price equal to the closing price of the Company’s common stock on the date of the grant. Currently, on an annual basis, stock options are granted on a merit basis to a small percentage of employees, based on individual performance, future potential and importance to their organizations’ success. Merit stock options are granted at 105% of the closing price of the Company’s common stock on the date of grant. The Company does not require that its officers, directors or other employees acquire or maintain stock ownership as a condition of employment.

Based on the Board of Directors’ and the Compensation Committee’s evaluation of the Chief Executive Officer’s ability to influence the long-term growth and profitability of the Company, and in connection with a review of his performance, the Board of Directors, upon recommendation from the Compensation Committee, approved a new option grant for Mr. Berglund to purchase 180,000 shares of the Company’s Common Stock at $23.4413 per share, which was 105% of the closing stock price on the date of grant, each as adjusted for the 2-for-1 stock split paid on February 22, 2007. This option will vest 40% after two years and ratably each month thereafter such that the option fully vests after five years. Upon a change of control of the Company, the options would become fully vested and exercisable.

Timing of Option Grants and Determination of Exercise Price

The Board of Directors has a policy of granting stock options at regularly scheduled meetings to certain newly hired employees with employment start dates prior to the date of the meeting or shortly thereafter, and to selected individual employees based upon special circumstances, such as an increase in the employee’s responsibilities. The exercise price for such stock options is the closing stock price on the date of grant, or in the case of a new employee who has not started employment, the closing stock price on the employee’s start date. In addition, the Board of Directors grants stock options to key employees on a merit basis, once per year, generally at the October Board meeting. In 2006, the exercise price for merit options was 105% of the closing stock price on the date of the meeting. The Board of Directors may grant stock options while the directors are in possession of material, non-public information. Due to the fact that the Board’s regular meetings are timed to coincide with the preparation of the Company’s quarterly financial results, option grants have and will occur shortly before an earnings release. The Compensation Committee or the Board of Directors may also grant options at a special meeting, or by unanimous written consent, in special circumstances, such as to facilitate the hiring of a key executive.

Other Compensation and Benefits, including Perquisites and Retirement Benefits

The Company's executive officers are entitled to employee benefits generally available to all full time employees, subject to the satisfaction of certain eligibility requirements.  These benefits include health, welfare and vacation benefits generally available to all U.S. employees.  In addition, employees, including executive officers, are eligible to participate in the Company's 401(k) retirement plan.  Participants in the 401(k) may receive up to $2,500 per year in matching Company contributions. In structuring these benefits, the Company provides an aggregate level of benefits that are comparable to those provided by similar companies. In addition, in a letter of employment dated December 6, 2004, the Company agreed to pay certain expenses incurred in connection with Mr. Bahri’s relocation to California. See “Certain Relationships and Related Party Transactions.”

POST-EMPLOYMENT COMPENSATION

Deferred Compensation

The Company has adopted a nonqualified deferred compensation plan (“DCP”) in which certain employees, officers and members of the Board of Directors may participate. Participation in the DCP is voluntary and the Company has never made any contributions to the plan. All of the Company’s executive officers are eligible to participate in the DCP. A participant in the DCP may defer a maximum of 90% of the participant’s base salary and 100% of the participant’s bonus, or director’s fees. Contributions by participants are held in an irrevocable grantor trust for the benefit of the participants, and are subject to claims by the Company’s general creditors. Upon enrollment in the DCP, participants may choose from a selection of measurement funds in which to place their contributions. The DCP’s measurement funds are similar to the funds available to employees who participate in the Company’s 401(k) retirement plan. Participants may elect to receive withdrawals from the DCP in the form of scheduled distributions, retirement benefits, or in the event of a change in control, as defined in the DCP. The DCP also provides for distributions in the event of a participant’s termination of employment, disability or death. In addition, participants may request withdrawals from the DCP in the event of a severe financial hardship. See “Nonqualified Deferred Compensation” and “Director Compensation Table” for more information regarding this plan.

Potential Payments Upon Termination or Change-in-Control

The Company’s Board of Directors approved a standard form of change in control and severance agreement for executive officers in 2003. Mr. Berglund, Mr. Bahri, Mr. Fosburgh, Mr. Harrington and Mr. Workman, have each entered into the Company’s standard agreement. The agreement provides that each of their then-unvested stock options will vest upon a Change in Control (as defined in the agreement). The standard agreement also provides that, if the executive’s employment is terminated other than by reason of a Nonqualifying Termination (as defined in the agreement) within the period commencing with the Change in Control and ending one year following the Change in Control, (i) the executive shall receive a severance payment equal to one year base salary plus bonus (each calculated in accordance with the terms of the agreement), (ii) the Company shall continue to provide the executive with medical and other insurance for a period of one year following the date of termination of employment on the same basis as provided prior to termination, and (iii) the executive may exercise any then-outstanding stock options for a period of one year following the date of termination of employment, unless such options expire earlier. The Board evaluated a variety of factors that would constitute triggering events for executives and determined that those factors included in the form of change in control and severance agreement were appropriate.

TAX AND ACCOUNTING TREATMENT

Section 162(m) of the Internal Revenue Code generally limits the deductibility by the Company of compensation in excess of $1,000,000 paid to certain executive officers to the extent the compensation is not considered performance-based. The Compensation Committee and the Board of Directors believe that it is essential to reward and motivate executives based on the assessment of the individual’s performance, the current market conditions and the individual’s contribution to the success of the Company. The Compensation Committee and the Board of Directors also believe that preserving the Company’s future tax deductions under Section 162(m) is beneficial to the Company and its shareholders. However, the Compensation Committee and the Board of Directors reserve the right to award compensation to executive officers that may not be deductible under Section 162(m) where such compensation furthers overall compensation objectives and is in the best interest of the Company’s shareholders.

A portion of the compensation paid by the Company to its Chief Executive Officer and two of its named executive officers for the 2006 fiscal year was not fully deductible for federal income tax purposes because such compensation did not satisfy the requirements of performance-based compensation under Section 162(m). To the extent that non-performance based compensation received by certain executive officers in a future year would exceed $1,000,000, the amount in excess of $1,000,000 would not be deductible by the Company.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that it is specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management, and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

Submitted by the Compensation Committee of the Company’s Board of Directors,

    Robert S. Cooper, Member     John B. Goodrich, Chairman     Nickolas W. Vande Steeg, Member
    Compensation Committee     Compensation Committee       Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Robert S. Cooper, John B. Goodrich and Nickolas Vande Steeg are the current members of the Company’s Compensation Committee. Director Vande Steeg replaced Director Hart on the Compensation Committee in April 2004. In August 1998, Dr. Cooper was appointed to serve as the Company's Chairman of the Board of Directors. Since 1998, Mr. Goodrich has served as the Company's corporate secretary; however, he is not, and has never been an employee of the Company.

Director Compensation

All non-employee directors receive an annual cash retainer of $20,000, paid quarterly, in addition to a fee of $2,000 for each board meeting attended in person and $500 for each board or committee meeting attended via telephone conference. Members of designated committees of the Board of Directors also receive $1,000 for each committee meeting that is not held on the same day as a meeting of the full Board of Directors. Non-employee directors are also reimbursed for local travel expenses or paid a fixed travel allowance based on the distance to the meeting, and reimbursed for other necessary business expenses incurred in the performance of their services as directors of the Company. In addition, directors are eligible to participate in the Company’s DCP.

The Company’s 2002 Stock Plan provides for the annual granting of nonstatutory stock options to each non-employee director of the Company (the “Outside Directors”). Pursuant to the terms of the 2002 Stock Plan, Outside Directors are granted an option to purchase 30,000 shares, (as adjusted for the two-for-one stock split paid on February 22, 2007), of the Company’s Common Stock upon initially joining the Board of Directors. Thereafter, each year, each Outside Director receives an additional option grant to purchase 15,000 shares, (as adjusted for the two-for-one stock split paid on February 22, 2007), upon re-election at the Annual Meeting of Shareholders. All previously granted Outside Director options have an exercise price equal to the closing price of the Company’s Common Stock on the date of grant, vest monthly over a period of three years, and have a ten year term of exercise.

Director Compensation Table

The table below shows the compensation earned by each of the persons serving on the Company’s Board of Directors in the fiscal year ending December 29, 2006.

Name (1)	Director Fees Earned in Cash ($)	Stock Option Grants ($)(2)	All Other Compensation ($)	Total ($)
Robert S. Cooper	$ 37,500	$ 101,602 (3)	$ 20,000 (8)	$ 159,101
John B. Goodrich	$ 37,500	$ 101,602 (4)		$ 139,101
William Hart	$ 40,500	$ 101,602 (5)		$ 142,101
Ulf J. Johansson	$ 40,000	$ 101,602 (6)	$ 61,414 (9)	$ 203,015
Bradford W. Parkinson	$ 40,000	$ 101,602 (7)		$ 141,601
Nickolas W. Vande Steeg	$ 38,500	$ 98,616 (8)	$ 24,000 (10)	$ 161,116

(1)
Steven W. Berglund, the Company’s President & Chief Executive Officer, receives no additional compensation for his service on the Board of Directors. Mr. Berlgund’s compensation for service as President & Chief Executive Officer is reported in the Summary Compensation Table. See “Executive Compensation.”

(2)
On May 18, 2006, each of the directors in the table was granted an option to purchase 15,000 shares of the Company’s common stock with an exercise price of $22.535 (as adjusted for the 2-for-1 stock split paid on February 22, 2007). The aggregate grant date fair value of each of these options is $134,625, computed in accordance with FAS 123R.

(3)	As of December 29, 2006, Director Cooper held options to purchase an aggregate of 70,000 shares of the Company’s common stock, as adjusted for the two-for-one stock split paid on February 22, 2007.
(4)	As of December 29, 2006, Director Goodrich held options to purchase an aggregate of 95,000 shares of the Company’s common stock, as adjusted for the two-for-one stock split paid on February 22, 2007.
(5)	As of December 29, 2006, Director Hart held options to purchase an aggregate of 135,000 shares of the Company’s common stock, as adjusted for the two-for-one stock split paid on February 22, 2007.
(6)
As of December 29, 2006, Director Johansson held options to purchase an aggregate of 135,000 shares of the Company’s common stock, as adjusted for the two-for-one stock split paid on February 22, 2007.

(7)	As of December 29, 2006, Director Parkinson held options to purchase an aggregate of 85,000 shares of the Company’s common stock, as adjusted for the two-for-one stock split paid on February 22, 2007.
(8)
As of December 29, 2006, Director Vande Steeg held options to purchase an aggregate of 90,000 shares of the Company’s common stock, as adjusted for the two-for-one stock split paid on February 22, 2007.

(9)	Represents the amounts payable to Director Cooper as travel allowances under the Company’s Board Compensation Policy.
(10)	Represents $60,000 of travel allowances for Director Johansson and $1,414 of reimbursable business expenses under the Company’s Board Compensation Policy.
(11)	Represents the amounts payable to Director Vande Steeg as travel allowances under the Company’s Board Compensation Policy.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that it is specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee is a separately-designated standing committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, and operates under a written charter adopted by the Board of Directors. Among its other functions, the Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent auditor.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements and financial reporting process with the Company’s management, which has the primary responsibility for the Company’s consolidated financial statements and financial reporting processes, including establishing and maintaining adequate internal controls over financial reporting and evaluating the effectiveness of such internal controls. Ernst & Young LLP (“Ernst & Young”), the Company’s current independent auditor, is responsible for performing an audit and expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles, issuing an attestation report on management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and performing an audit and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee has reviewed and candidly discussed with Ernst & Young the overall scope and plans of its audits, its evaluation of the Company’s internal controls, the overall quality of the Company's financial reporting processes and accounting principles and judgment, and the clarity of disclosures in the Company’s consolidated financial statements.

The Audit Committee has discussed with Ernst & Young those matters required to be discussed by Statement of Auditing Standards No. 61 (“Communication With Audit Committees”). Ernst & Young has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committee”), and has also discussed with Ernst & Young that firm’s independence from management and the Company. The Audit Committee has also determined that Ernst & Young’s provision of non-audit services (such as tax-related services) to the Company and its affiliates is compatible with maintaining the independence of Ernst & Young with respect to the Company and its management.

Based on the Audit Committee’s discussion with management and the independent auditors, and the Audit Committee’s review of the representation of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2006.

Submitted by the Audit Committee of the Company’s Board of Directors,

    William Hart, Member     Ulf J. Johansson, Chairman     Bradford W. Parkinson, Member
    Audit Committee            Audit Committee              Audit Committee

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners

The following table sets forth the shares of the Company’s Common Stock beneficially owned as of March 19, 2007, the Record Date, by the persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock. All information shown in the table reflects the two-for-one stock split paid on February 22, 2007.

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percent of Class
PRIMECAP Management Company 225 South Lake Avenue #400, Pasadena, CA 91101 (2)	8,474,844	7.14%
Franklin Resources, Inc. One Franklin Parkway, Building 920, San Mateo CA 94403 (3)	8,401,976	7.07%
Janus Capital Management, LLC 151 Detroit Street, Denver, CO 80206 (4)	7,343,894	6.18%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.
(2)	The information is based upon Schedule 13G/A as filed with the SEC on February 14, 2007.
(3)	The information is based upon Schedule 13G/A as filed with the SEC on February 6, 2007.
(4)
The information is based upon Schedule 13G as filed with the SEC on February 14, 2007. Janus Capital has an indirect 82.5% ownership stake in Enhanced Investment Technologies LLC (“Intech”), and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”). Janus Capital, Perkins Wolf and Intech are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients. As a result of its role as investment adviser or sub-adviser to Intech and Perkins Wolf, Janus Capital may be deemed to be the beneficial owner of 6,383,494 shares or 5.7% of the shares outstanding of the Company’s common stock held by such entities.

Security Ownership of Management

The following table sets forth the shares of the Company’s Common Stock beneficially owned as of March 19, 2007, the Record Date, (unless otherwise noted below) by: (i) all directors and nominees; (ii) all executive officers of the Company named in the Summary Compensation Table presented in this Proxy Statement; and (iii) all directors and executive officers of the Company, as a group. All information shown in the table has been adjusted to reflect the two-for-one stock split paid on February 22, 2007.

Name and Address (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (%)
Steven W. Berglund (3)	910,196	*
Robert S. Cooper (4)	190,333	*
John B. Goodrich (5)	151,169	*
William Hart (6)	218,035	*
Ulf J. Johansson (7)	118,333	*
Bradford W. Parkinson (8)	85,889	*
Nickolas W. Vande Steeg (9)	73,333	*
Rajat Bahri (10)	128,483	*
Mark Harrington (11)	91,567	*
Bryn Fosburgh (12)	68,603	*
Dennis Workman (13)	148,967	*
All Directors and Executive Officers, as a group (20 persons) (3-13)	3,195,327	2.64%

*	Indicates less than 1%
(1)	The business address of each of the persons named in this table is: c/o Trimble Navigation Limited, 935 Stewart Drive, Sunnyvale, California 94085.
(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

(3)	Includes 763,166 shares subject to options exercisable on or prior to May 18, 2007.
(4)
Includes 43,333 shares subject to options exercisable on or prior to May 18, 2007, and 147,000 shares held in a revocable trust which are pledged as security for the trust’s obligations under a variable prepaid forward agreement.

(5)	Includes 78,333 shares subject to options exercisable on or prior to May 18, 2007.
(6)	Includes 118,333 shares subject to options exercisable on or prior to May 18, 2007.
(7)	Includes 118,333 shares subject to options exercisable on or prior to May 18, 2007.
(8)	Includes 8 shares held by Dr. Parkinson’s spouse, 7,544 shares held in a charitable remainder trust and 68,333 shares subject to options exercisable on or prior to May 18, 2007.
(9)	Includes 73,333 shares subject to options exercisable on or prior to May 18, 2007.
(10)	Includes 127,933 shares subject to options exercisable on or prior to May 18, 2007.
(11)	Includes 89,668 shares subject to options exercisable on or prior to May 18, 2007.
(12)	Includes 57,915 shares subject to options exercisable on or prior to May 18, 2007.
(13)	Includes 135,854 shares subject to options exercisable on or prior to May 18, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities during the fiscal year ended December 29, 2006 file reports of initial ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. In October 2004, William Hart sold 5,000 shares of the Company’s common stock. The Form 4 reporting this transaction was filed on May 19, 2006. To the Company’s knowledge, except as described above, and based solely on its review of the copies of such forms received by the Company, all other Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with on a timely basis during the fiscal year ended December 29, 2006.

EXECUTIVE COMPENSATION

The following table sets forth the compensation, including bonuses, earned during the Company’s fiscal year ending December 29, 2006, by: (i) all persons who served as the Company’s Chief Executive Officer during the last completed fiscal year; (ii) all persons who served as the Company’s Chief Financial Officer during the last completed fiscal year; and (iii) the three other most highly compensated executive officers of the Company serving at the end of the last completed fiscal year.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Steven W. Berglund President & Chief Executive Officer	2006	$ 618,830(4)	$ 849,297	$190,536 (5)	$1,392,833	$ -	$ 3,051,496
Rajat Bahri Chief Financial Officer	2006	$ 283,038	$ 300,517	$ -	$ 690,796	$ 62,074 (6)	$ 1,336,426
Mark Harrington Vice President	2006	$ 283,038	$ 300,517	$ -	$ 483,139	$ 2,500	$ 1,069,195
Bryn Fosburgh Vice President	2006	$ 229,654	$ 243,902	$ -	$ 376,217	$ 2,500	$ 852,273
Dennis Workman Vice President	2006	$ 230,765	$ 177,318	$ -	$ 301,260	$ 2,500	$ 714,343

(1)	The amounts shown in the columns for each officer’s salary and bonus include amounts deferred at the election of an executive pursuant to the Company’s DCP in the year such compensation was earned.
(2)
Represents the amounts recognized in the Company’s results of operations pursuant to Financial Accounting Standard 123R - Stock Based Payments for options granted in the last fiscal year as well as options granted in prior years that continued to vest in the 2006 fiscal year. Assumptions used in the calculation of this amount are described in Note 2 to the Company’s audited financial statements for the fiscal year ended December 29, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2007.

(3)
Represents Company matching contributions pursuant to Section 401(k) of the Internal Revenue Code, unless otherwise noted, for the periods in which they accrued. All full-time employees are eligible to participate in the Company’s 401(k) plan.

(4)
The Company’s Board of Directors approved an annual base salary of $600,000 for Mr. Berglund, effective April 1, 2006. During the 2006 fiscal year, Mr. Berglund received $46,502 of retroactive pay in connection with a salary increase for the 2005 fiscal year that was approved by the Board of Directors in February 2006.

(5)
Represents the expense recognized during the 2006 fiscal year, computed under FAS 123R, in connection with the vesting of a portion of a restricted stock award granted to Mr. Berglund in 2005. The restricted stock award vests 20% per year, commencing June 30, 2005 and 20% yearly thereafter. 8,000 shares of the restricted stock award vested on June 30, 2006.

(6)
The amount shown represents $2,500 of Company matching contributions pursuant to Section 401(k) of the Internal Revenue Code, $4,574 of relocation expenses, including amounts grossed up for taxes, reimbursed to Mr. Bahri or paid on his behalf in connection with his relocation to California, and a $55,000 housing bonus to defray the cost of living expenses in an exceptional housing market, paid pursuant to Mr. Bahri’s letter of employment dated December 6, 2004. See “Certain Relationships and Related Party Transactions.”

Grants of Plan-Based Awards

The table below lists the stock option grants for each of the persons named in the Summary Compensation Table during the fiscal year ended December 29, 2006. All information shown in the table has been adjusted to reflect the two-for-one stock split paid on February 22, 2007.

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share) (1)	Grant Date Fair Value of Stock and Option Awards (2)
Steven Berglund	10/20/2006	180,000	23.44	$ 1,440,900
Rajat Bahri	1/19/2006 (3)	100,000	18.24	$ 726,500
	10/20/2006	40,000	23.44	$ 320,200
Mark Harrington	10/20/2006	40,000	23.44	$ 320,200
Bryn Fosburgh	10/20/2006	70,000	23.44	$ 560,350
Dennis Workman	10/20/2006	34,000	23.44	$ 272,170

(1)
Except as otherwise noted, the exercise price for each of the stock options granted to the named executive officers was 105% of the closing price of the Company’s common stock on the date of the grant.

(2)	Represents the aggregate grant date fair value for each of the stock options, calculated in accordance with FAS 123R.
(3)
Mr. Bahri was appointed as the Company’s Chief Financial Officer on January 19, 2005. Pursuant to Mr. Bahri’s letter of employment dated December 6, 2004, Mr. Bahri received an initial stock option grant of 200,000 shares on his employment start date and a stock option grant of 100,000 shares on the one-year anniversary of his employment. The exercise price for the stock option granted pursuant to the letter of employment was the closing price of the Company’s common stock on the date of the grant.

Outstanding Equity Awards at Fiscal Year-End

The table below shows the stock options and stock awards outstanding for each of the persons named in the Summary Compensation Table as of the fiscal year ended December 29, 2006. All information shown has been adjusted for the two-for-one stock split paid on February 22, 2007.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Steven W. Berglund	435,000	0	2.6666	3/17/2009	24,000	$ 608,760
	75,000	0	5.6833	10/17/2011
	72,000	18,000	4.6633	12/4/2012
	141,666	158,334	8.5000	7/16/2013
	62,834	55,800	16.3700	12/17/2014
	20,000	80,000	16.9950	12/20/2015
	0	180,000	23.4412	12/20/2013 (4)
Rajat Bahri	76,666	123,334	15.6600	1/17/2015
	7,200	28,800	16.995	12/20/2015
	0	100,000	18.235	1/19/2016
	0	40,000	23.4412	10/20/2013 (4)
Mark Harrington	31,252	43,750	12.6666	1/5/2014
	40,000	60,000	16.235	12/17/2014
	10,000	40,000	16.9950	12/20/2015
	0	40,000	23.4412	10/20/2013 (4)
Bryn Fosburgh	2,250	1,500	5.1133	6/21/2012
	4,500	3,500	4.2665	7/23/2012
	11,250	23,748	8.5000	7/16/2013
	12,000	45,332	14.5300	10/22/2014
	10,000	40,000	16.9950	12/20/2015
	0	70,000	23.4412	10/20/2013 (4)
Dennis Workman	67,500	7,500	5.1134	6/21/2012
	51,252	23,748	8.5000	7/16/2013
	26,002	33,998	14.5300	10/22/2014
	7,200	28,800	16.9950	12/21/2015
	0	34,000	23.4413	10/20/2013

(1)
Unless otherwise noted, all stock options vest 20% on the first anniversary of the grant and 1/60th each month thereafter such that the stock options fully vest five years from the date of grant. Each option has a term of ten years.

(2)
Represents the unvested portion of a stock award under which Mr. Berglund has the right to receive an aggregate of 40,000 shares of common stock. The stock award vests 20% per year, commencing on June 30, 2005, and 20% on each anniversary of the grant date thereafter.

(3)
The market value of the unvested portion of Mr. Berglund’s stock award was calculated by multiplying the number of unvested shares by the closing price of the Company’s common stock on December 29, 2006.

(4)
These stock options vest 40% on the second anniversary of the date of the grant and 1/60th each month thereafter such that the stock options fully vest five years from the date of grant. These stock options have a term of seven years.

Option Exercises and Stock Vested

The table below shows the aggregate number of shares of stock options exercised by each of the officers in the Summary Compensation Table and the aggregate number of shares acquired through vesting of stock awards, during the fiscal year ended December 29, 2006. All amounts shown in the table have been adjusted for the two-for-one stock split paid on February 22, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Steven Berglund	460,000	$ 9,246,979	8,000	$ 178,560
Rajat Bahri	-	$ -	0	$ -
Mark Harrington	30,000	$ 329,951	0	$ -
Bryn Fosburgh	45,420	$ 581,071	0	$ -
Dennis Workman	105,998	$ 1,702,070	0	$ -

Nonqualified Deferred Compensation

The table below shows contributions to the Company’s Nonqualified Deferred Compensation Plan by each of the persons named in the Summary Compensation Table during the fiscal year ended December 29, 2006.

Nonqualified Deferred Compensation Plan (1)
Name	Executive Contributions in the 2006 fiscal year ($)	Aggregated Earnings in the 2006 fiscal year ($)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at December 29, 2006 ($)
Steven Berglund	$ -	$ -	$ -	$ -
Rajat Bahri	$ 143,608	$ 29,179	$ -	$ 174, 996
Mark Harrington	$ -	$ 13,856	$ -	$ 122,767
Bryn Fosburgh	$ -	$ -	$ -	$ -
Dennis Workman	$ 135,720	$ 30,973	$ -	$ 462,958

(1)
Executive officers and directors of the Company may participate in the Nonqualified Deferred Compensation Plan and may elect to defer a portion of their salary, bonus or director fees. The Company does not contribute to the Nonqualified Deferred Compensation Plan on behalf of the participants. See “Post-Employment Compensation.”

Potential Payments Upon a Change-in-Control

The table below sets forth the estimated benefits that each respective executive officer would receive under the standard change in control severance agreement.

Potential Payments upon a Change-in-Control (1)
Name	Salary	Bonus (2)	Health Benefits	Accelerated Vesting of Options (# of Shares) (3)	Market Value as of 12/29/2006 ($) (4)
Steven Berglund	$ 600,000	$ 849,297	$ 13,727	503,500	$ 4,672,033
Rajat Bahri	$ 286,000	$ 300,517	$ 13,082	292,134	$ 2,227,962
Mark Harrington	$ 286,000	$ 300,517	$ 9,348	183,750	$ 1,515,103
Bryn Fosburgh	$ 233,208	$ 243,902	$ 13,032	184,080	$ 1,465,366
Dennis Workman	$ 232,885	$ 177,318	$ 4,213	128,046	$ 1,227,229

(1)	The calculation of the estimated payments described in the table is based upon the assumption that a change in control event occurred on December 29, 2006.
(2)	The bonus amounts shown in the table are the same as the bonus amounts earned for each named executive officer for the year ending December 29, 2006.
(3)
All stock options and stock awards have been adjusted for the two-for-one stock split paid on February 22, 2007. All unvested stock options for the executives listed above will immediately vest upon the occurrence of a Change in Control event, as that term is defined in each executive’s change in control and severance agreement. The amounts shown above reflect the aggregate amount of each executive’s unvested stock options that would have vested if a Change in Control event had occurred on December 29, 2006.

(4)
The amounts shown reflect the aggregate market value of unvested stock options, less the exercise price of the unvested options, using the closing price of the Company’s common stock on December 29, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In a letter of employment dated December 6, 2004, the Company agreed to pay certain expenses incurred in connection with Mr. Bahri’s relocation to California. In addition, for the first five years of his employment, Mr. Bahri will receive a yearly bonus to defray the cost of living expenses in an exceptional housing market. Pursuant to the letter of employment, Mr. Bahri received $4,574 for reimbursement of relocation expenses, including amounts paid to third parties on his behalf and amounts grossed up for taxes, and a $55,000 housing bonus during the fiscal year ended December 29, 2006.

HOUSEHOLDING

As permitted by the Securities Exchange Act of 1934, we may deliver only one copy of this Proxy Statement to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the Proxy Statement. Shareholders residing at the same address may request delivery of only one copy of the Proxy Statement by directing a notice to the Company’s Investor Relations department at the address below.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company at its principal executive offices, Attention: Investor Relations, at 935 Stewart Drive, Sunnyvale, California 94085, (408) 481-8000.

OTHER MATTERS

The Company knows of no other matters to be submitted for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying Proxy as promptly as possible in the postage-prepaid envelope which has been enclosed for your convenience or vote electronically via the Internet or by telephone in accordance with the detailed instructions on your individual Proxy card.

For the Board of Directors
TRIMBLE NAVIGATION LIMITED

Robert S. Cooper
Chairman of the Board
Dated: April 6, 2007

APPENDIX A
Form of Proxy

PROXY	TRIMBLE NAVIGATION LIMITED	PROXY

PROXY FOR 2007 ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of TRIMBLE NAVIGATION LIMITED, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 6, 2007, and hereby appoints Steven W. Berglund, and Rajat Bahri and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Shareholders of TRIMBLE NAVIGATION LIMITED, to be held on Thursday, May 19, 2007, at 6:00 p.m. local time, at the Hyatt Regency Hotel, located at 5101 Great America Parkway, in Santa Clara, California 95054, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE CURRENT FISCAL YEAR ENDING DECEMBER 28, 2007, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

(Continued, and to be signed on the other side)

[Company logo appears here]
Trimble Navigation Limited
935 Stewart Drive
Sunnyvale, CA 94085

                    YOUR VOTE IS IMPORTANT - YOU CAN VOTE IN ONE OF THREE WAYS:

                          VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date of meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Trimble Navigation Limited in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M Eastern Time the date before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Trimble Navigation Limited, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

NOTE: If you vote by Internet or telephone, there is NO NEED TO MAIL BACK your Proxy Card.

THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Trimble Navigation Limited

Vote on Directors
1. Elections of Directors to serve for the ensuing year and until their successors are elected. Nominees:
01 Steven W. Berglund, 02 Robert S. Cooper, 03 John B. Goodrich, 04 William Hart, 05 Ulf J. Johansson, 06 Bradford W. Parkinson and 07 Nickolas W. Vande Steeg
	FOR ALL [ ]	WITHOLD ALL [ ]	FOR ALL EXCEPT [ ]	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below. ____________________
2. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year ending December 28, 2007.	FOR AGAINST ABSTAIN [ ] [ ] [ ]
3. To transact such other business as may properly come before the meeting or any adjournment thereof.

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. If signing for estates, trusts, corporations, or partnerships, title or capacity should be stated. If shares are held jointly each holder should sign.)

Signature ______________________ Date ________

Signature (joint owners) ________________ Date________

Please indicate if you would like to keep your vote confidential under the current policy.

Yes   No
[ ]    [ ]